This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw you indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or (3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

UBS Investment Bank Fixed Bid Stratification All records

Pool Summary			COUNT	UPB	%

Conforming			135	$33,708,477.61	6.69%
Non-Conforming			781	470,084,635.36	93.31

Total:			916	$503,793,112.97	100.00%

Adjusted Balance: $503,793,112.97
Data as of Date:		2006-05-01
AVG UPB:	$549,992.48
GROSS WAC:		6.3712%
NET WAC: 6.121%
% IO's: 27.96%
% SF/PUD: 93.05%
% FULL/ALT/DULP: 71.04%
% CASHOUT: 41.22%
% PURCHASE:		35.50%
% BUYDOWN:		0.00%
% INVESTOR:		0.60%
% LTV > 80 NO MI: 0.00%
WA LTV:	69.77%
WA CLTV:	72.41%
% FICO > 679:		87.41%
% NO FICO: 0.00%
WA FICO:	736
% FIRST LIEN:		100.00%
% PREPAY PENALTY: 0.22%
CALIFORNIA %: 45.40%
Latest Maturity Date: 20361001

Product Type			COUNT	UPB	%

20 Yr Fxd			4	$1,520,545.95	0.30%
30 Yr Fxd			912	502,272,567.02	99.70

Total:			916	$503,793,112.97	100.00%

Original Balance	COUNT	ORIGBAL	%

$50,000.01 - $100,000.00	1	$100,000.00	0.02%
$100,000.01 - $150,000.00	27	3,397,480.00	0.67
$150,000.01 - $200,000.00	30	5,304,723.00	1.05
$200,000.01 - $250,000.00	15	3,506,098.00	0.70
$250,000.01 - $300,000.00	21	5,685,785.00	1.13
$300,000.01 - $350,000.00	12	3,975,450.00	0.79
$350,000.01 - $400,000.00	19	7,213,848.45	1.43
$400,000.01 - $450,000.00	78	33,988,160.00	6.74
$450,000.01 - $500,000.00	195	93,871,699.00	18.62
$500,000.01 - $550,000.00	125	65,796,274.20	13.05
$550,000.01 - $600,000.00	121	70,306,788.00	13.95
$600,000.01 - $650,000.00	108	68,268,471.00	13.54
$650,000.01 - $700,000.00	33	22,347,610.00	4.43
$700,000.01 - $750,000.00	26	18,867,320.00	3.74
$750,000.01 - $800,000.00	29	22,819,710.00	4.53
$800,000.01 - $850,000.00	16	13,261,200.00	2.63
$850,000.01 - $900,000.00	12	10,527,050.00	2.09
$900,000.01 - $950,000.00	5	4,658,750.00	0.92
$950,000.01 - $1,000,000.00	28	27,732,450.00	5.50
$1,000,000.01 >=	15	22,511,000.00	4.47

Total:	916	$504,139,866.65	100.00%

Minimum: $100,000.00
Maximum: $2,000,000.00
Average: $550,371.03

UBS Investment Bank Fixed Bid Stratification All records

Unpaid Balance	COUNT	UPB	%

$50,000.01 - $100,000.00	1	$100,000.00	0.02%
$100,000.01 - $150,000.00	27	3,397,480.00	0.67
$150,000.01 - $200,000.00	30	5,304,723.00	1.05
$200,000.01 - $250,000.00	15	3,505,618.97	0.70
$250,000.01 - $300,000.00	21	5,684,757.90	1.13
$300,000.01 - $350,000.00	12	3,975,450.00	0.79
$350,000.01 - $400,000.00	19	7,208,947.74	1.43
$400,000.01 - $450,000.00	79	34,418,229.51	6.83
$450,000.01 - $500,000.00	194	93,349,374.18	18.53
$500,000.01 - $550,000.00	125	65,747,869.84	13.05
$550,000.01 - $600,000.00	121	70,243,501.07	13.94
$600,000.01 - $650,000.00	108	68,199,465.87	13.54
$650,000.01 - $700,000.00	33	22,332,891.74	4.43
$700,000.01 - $750,000.00	26	18,851,792.08	3.74
$750,000.01 - $800,000.00	29	22,806,801.40	4.53
$800,000.01 - $850,000.00	16	13,256,492.91	2.63
$850,000.01 - $900,000.00	12	10,526,255.95	2.09
$900,000.01 - $950,000.00	5	4,657,836.49	0.92
$950,000.01 - $1,000,000.00	28	27,717,416.22	5.50
$1,000,000.01 >=	15	22,508,208.10	4.47

Total:	916	$503,793,112.97	100.00%

Minimum: $100,000.00
Maximum: $2,000,000.00
Average: $549,992.48

Gross Rate	COUNT	UPB	%

5.001% - 5.250%	2	$1,300,000.00	0.26%
5.251% - 5.500%	4	2,634,973.85	0.52
5.501% - 5.750%	19	13,392,132.37	2.66
5.751% - 6.000%	104	58,537,495.28	11.62
6.001% - 6.250%	243	139,546,689.26	27.70
6.251% - 6.500%	359	193,060,590.81	38.32
6.501% - 6.750%	111	56,050,217.81	11.13
6.751% - 7.000%	45	21,804,893.59	4.33
7.001% - 7.250%	3	1,568,500.00	0.31
7.251% - 7.500%	25	15,333,320.00	3.04
8.251% - 8.500%	1	564,300.00	0.11

Total:	916	$503,793,112.97	100.00%

Minimum: 5.250%
Maximum: 8.420%
Weighted Average: 6.371%

Net Rate		COUNT	UPB	%

4.751% - 5.000%		2	$1,300,000.00	0.26%
5.001% - 5.250%		4	2,634,973.85	0.52
5.251% - 5.500%		19	13,392,132.37	2.66
5.501% - 5.750%		104	58,537,495.28	11.62
5.751% - 6.000%		243	139,546,689.26	27.70
6.001% - 6.250%		359	193,060,590.81	38.32
6.251% - 6.500%		111	56,050,217.81	11.13
6.501% - 6.750%		45	21,804,893.59	4.33
6.751% - 7.000%		3	1,568,500.00	0.31
7.001% - 7.250%		25	15,333,320.00	3.04
8.001% - 8.250%		1	564,300.00	0.11

Total:		916	$503,793,112.97	100.00%

Minimum: 5.000%
Maximum: 8.170%
Weighted Average:	6.121%

Original Term to Maturity		COUNT	UPB	%

181 - 240		4	$1,520,545.95	0.30%
301 - 359		14	6,957,250.83	1.38
360 - 360		898	495,315,316.19	98.32

Total:		916	$503,793,112.97	100.00%

Minimum: 240
Maximum: 360
Weighted Average:	359

Remaining Term to Stated Maturity		COUNT	UPB	%

181 - 240		4	$1,520,545.95	0.30%
301 - 359		729	408,492,917.82	81.08
360 - 360		183	93,779,649.20	18.61

Total:		916	$503,793,112.97	100.00%

Minimum: 235
Maximum: 360
Weighted Average:	358

UBS Investment Bank Fixed Bid Stratification All records

Seasoning			COUNT	UPB	%

<= 0			184	$93,903,399.20	18.64%
1 - 1			478	258,954,038.99	51.40
2 - 2			167	100,646,506.31	19.98
3 - 3			27	14,327,841.39	2.84
4 - 4			23	13,064,545.70	2.59
5 - 5			15	7,780,691.14	1.54
6 - 6			9	7,213,240.24	1.43
7 - 12			13	7,902,850.00	1.57

Total:			916	$503,793,112.97	100.00%

Minimum:	0
Maximum:	10
Weighted Average:		1

FICO Scores			COUNT	UPB	%

620 - 629			7	$3,523,653.97	0.70%
630 - 639			9	5,749,542.19	1.14
640 - 649			9	4,091,052.57	0.81
650 - 659			13	6,803,586.35	1.35
660 - 669			40	21,061,353.84	4.18
670 - 679			42	22,189,737.68	4.40
680 - 689			50	26,156,146.53	5.19
690 - 699			65	32,279,627.11	6.41
700 - 709			57	29,473,731.96	5.85
710 - 719			70	38,313,941.27	7.61
720 - 729			71	39,242,918.87	7.79
730 - 739			56	31,529,074.15	6.26
740 - 749			53	28,336,821.15	5.62
750 - 759			71	40,601,413.86	8.06
760 - 769			50	29,059,935.58	5.77
770 - 779			66	40,237,832.41	7.99
780 - 789			68	39,745,631.25	7.89
790 - 799			57	32,869,085.19	6.52
800 - 809			42	22,630,912.31	4.49
810 - 819			20	9,897,114.73	1.96

Total:			916	$503,793,112.97	100.00%

Minimum:	620
Maximum:	819
Weighted Average:		736

Loan To Value Ratio		COUNT	UPB	%

15.001% - 20.000%		1	$500,000.00	0.10%
20.001% - 25.000%		3	1,910,045.05	0.38
25.001% - 30.000%		5	2,072,601.43	0.41
30.001% - 35.000%		4	2,063,469.79	0.41
35.001% - 40.000%		12	7,408,074.63	1.47
40.001% - 45.000%		14	9,803,275.94	1.95
45.001% - 50.000%		24	14,591,066.28	2.90
50.001% - 55.000%		32	20,806,719.62	4.13
55.001% - 60.000%		60	32,852,495.06	6.52
60.001% - 65.000%		82	49,494,194.69	9.82
65.001% - 70.000%		140	89,072,835.40	17.68
70.001% - 75.000%		137	72,735,818.81	14.44
75.001% - 80.000%		381	191,798,109.49	38.07
80.001% - 85.000%		1	124,700.00	0.02
85.001% - 90.000%		11	4,598,513.03	0.91
90.001% - 95.000%		9	3,961,193.75	0.79

Total:		916	$503,793,112.97	100.00%

Minimum: 15.08%
Maximum: 95.00%
Weighted Average:	69.77%

Combined Loan To Value Ratio		COUNT	UPB	%

15.001% - 20.000%		1	$500,000.00	0.10%
20.001% - 25.000%		2	1,249,520.97	0.25
25.001% - 30.000%		5	2,072,601.43	0.41
30.001% - 35.000%		4	2,190,493.87	0.43
35.001% - 40.000%		11	6,810,675.74	1.35
40.001% - 45.000%		12	8,555,327.49	1.70
45.001% - 50.000%		19	11,842,357.11	2.35
50.001% - 55.000%		28	17,544,182.09	3.48
55.001% - 60.000%		57	30,796,751.83	6.11
60.001% - 65.000%		76	45,762,772.24	9.08
65.001% - 70.000%		125	75,922,259.99	15.07
70.001% - 75.000%		124	67,302,001.75	13.36
75.001% - 80.000%		283	149,837,912.62	29.74
80.001% - 85.000%		21	12,280,227.46	2.44
85.001% - 90.000%		86	43,475,109.74	8.63
90.001% - 95.000%		48	24,466,268.64	4.86
95.001% - 100.000%		14	3,184,650.00	0.63

Total:		916	$503,793,112.97	100.00%

Minimum: 15.08%
Maximum: 100.00%
Weighted Average:	72.41%

UBS Investment Bank Fixed Bid Stratification All records

DTI		COUNT	UPB	%

<= 0.000%		2	$697,242.00	0.14%
1.001% - 6.000%		4	2,030,400.00	0.40
6.001% - 11.000%		15	10,564,046.88	2.10
11.001% - 16.000%		31	14,070,255.94	2.79
16.001% - 21.000%		83	43,790,685.65	8.69
21.001% - 26.000%		126	65,266,374.56	12.95
26.001% - 31.000%		137	71,339,937.75	14.16
31.001% - 36.000%		153	89,206,840.23	17.71
36.001% - 41.000%		138	80,117,424.54	15.90
41.001% - 46.000%		110	61,850,196.49	12.28
46.001% - 51.000%		99	54,752,299.11	10.87
51.001% - 56.000%		14	7,376,665.45	1.46
56.001% - 61.000%		2	1,455,744.37	0.29
61.001% - 66.000%		1	525,000.00	0.10
81.001% - 86.000%		1	750,000.00	0.15

Total:		916	$503,793,112.97	100.00%

Minimum: 0.000%
Maximum: 81.181%
Weighted Average:	32.986%

Geographic Concentration	COUNT	UPB	%

California	390	$228,707,889.31	45.40%
Florida	64	36,737,171.63	7.29
Virginia	65	34,746,069.00	6.90
Arizona	43	22,756,397.85	4.52
Maryland	44	22,244,384.04	4.42
New York	32	15,135,842.87	3.00
Georgia	27	14,898,111.97	2.96
Illinois	23	12,336,364.06	2.45
Texas	18	9,111,064.43	1.81
New Jersey	17	8,886,886.86	1.76
Massachusetts	18	8,815,932.45	1.75
Nevada	20	8,338,240.28	1.66
Washington	16	8,026,527.88	1.59
Tennessee	11	6,674,709.87	1.32
Colorado	12	6,571,852.20	1.30
North Carolina	12	5,591,778.25	1.11
Pennsylvania	10	5,521,430.66	1.10
South Carolina	7	5,494,467.58	1.09
Delaware	6	4,331,000.00	0.86
Utah	6	3,120,377.88	0.62
District Of Columbia	4	2,924,600.80	0.58
New Mexico	5	2,924,271.91	0.58
Minnesota	4	2,706,307.12	0.54
Oregon	6	2,682,891.70	0.53
Alabama	4	2,527,726.09	0.50
Michigan	7	2,461,093.51	0.49
Montana	5	2,397,410.13	0.48
Wisconsin	4	2,065,073.42	0.41
Connecticut	4	1,974,536.91	0.39
Missouri	4	1,789,469.05	0.36
Idaho	4	1,604,043.95	0.32
Indiana	3	1,536,539.39	0.30
New Hampshire	3	1,312,311.01	0.26
Rhode Island	3	1,265,000.00	0.25
Kentucky	2	1,144,300.00	0.23
Arkansas	2	1,019,375.65	0.20
South Dakota	1	749,105.14	0.15
Oklahoma	1	639,421.43	0.13
Ohio	2	588,000.00	0.12
Iowa	1	499,048.69	0.10
Louisiana	2	365,600.00	0.07
Mississippi	1	164,000.00	0.03
Maine	1	160,000.00	0.03
Kansas	1	126,488.00	0.03
West Virginia	1	120,000.00	0.02

Total:	916	$503,793,112.97	100.00%

UBS Investment Bank Fixed Bid Stratification All records

North-South CA	COUNT	UPB	%

States Not CA	526	$275,085,223.66	54.60%
South CA	216	124,426,806.31	24.70
North CA	174	104,281,083.00	20.70

Total:	916	$503,793,112.97	100.00%

Zip Code Concentration	COUNT	UPB	%

33131	3	$4,235,000.00	0.84%
92692	5	3,268,537.73	0.65
94114	4	3,028,000.00	0.60
90275	4	3,009,331.47	0.60
90266	2	2,997,786.26	0.60
Other	898	487,254,457.51	96.72

Total:	916	$503,793,112.97	100.00%

Loan Purpose	COUNT	UPB	%

Cash Out Refi	384	$207,687,805.98	41.22%
Purchase	328	178,832,837.77	35.50
Rate & Term Refi	194	112,199,988.72	22.27
Construction to Perm	10	5,072,480.50	1.01

Total:	916	$503,793,112.97	100.00%

Document Type	COUNT	UPB	%

Full	624	$357,880,755.83	71.04%
Stated Income/Verified Assets	217	102,333,853.32	20.31
No Ratio	71	41,858,650.19	8.31
Express	3	1,607,611.63	0.32
No Doc	1	112,242.00	0.02

Total:	916	$503,793,112.97	100.00%

Property Type	COUNT	UPB	%

Single Family	656	$365,445,758.05	72.54%
Pud Detached	88	50,247,474.75	9.97
Pud	96	49,426,618.54	9.81
Condomimium	36	17,330,854.22	3.44
Low Rise Condo (2-4 floors)	15	8,158,960.43	1.62
Two Family	10	5,478,886.46	1.09
Pud Attached	7	3,639,432.52	0.72
Three Family	2	1,640,500.00	0.33
Coop	4	1,388,129.00	0.28
Four Family	2	1,036,499.00	0.21

Total:	916	$503,793,112.97	100.00%

Occupancy	COUNT	UPB	%

Owner Occupied	872	$479,980,182.75	95.27%
Second Home	38	20,798,627.43	4.13
Investor Occupied	6	3,014,302.79	0.60

Total:	916	$503,793,112.97	100.00%

Prepayment Penalty (Months)	COUNT	UPB	%

0.000	914	$502,676,676.01	99.78%
36.000	2	1,116,436.96	0.22

Total:	916	$503,793,112.97	100.00%

wa Term: 0.080

Balloon Flag	COUNT	UPB	%

Not a Balloon Loan	916	$503,793,112.97	100.00%

Total:	916	$503,793,112.97	100.00%

Silent 2nd	COUNT	UPB	%

N	724	$397,983,092.81	79.00%
Y	192	105,810,020.16	21.00

Total:	916	$503,793,112.97	100.00%

UBS Investment Bank Fixed Bid Stratification All records

Lien Position	COUNT	UPB	%

1	916	$503,793,112.97	100.00%

Total:	916	$503,793,112.97	100.00%

Mortgage Ins.	COUNT	UPB	%

AMIC	1	$525,522.11	0.10%
MGIC	9	2,904,806.00	0.58
PMI Mortgage Insurance	2	976,343.75	0.19
Radian Guaranty	7	3,339,249.92	0.66
Triad Guaranty Insurance Co.	2	938,485.00	0.19
LTV <=80	895	495,108,706.19	98.28

Total:	916	$503,793,112.97	100.00%

% LTV > 80 NO MI: 0.00%

Originator	COUNT	UPB	%

American Home Mortgage	433	$221,809,300.20	44.03%
American Lending Group Inc	1	774,663.29	0.15
Crescent Mortgage Company	2	1,150,000.00	0.23
Downey Savings	11	6,223,757.67	1.24
EverBank	13	7,567,346.36	1.50
First Magnus	22	11,400,081.98	2.26
First Saving	1	624,000.00	0.12
Greenlight	14	7,401,088.60	1.47
HSBC	29	17,523,941.27	3.48
Mid-America	3	1,562,360.00	0.31
Meridian Residential Capital	1	457,500.00	0.09
Provident Bank	5	2,926,999.44	0.58
SunTrust Mortgage, Inc.	381	224,372,074.16	44.54

Total:	916	$503,793,112.97	100.00%

Servicer	COUNT	UPB	%

Cenlar	521	$271,634,921.14	53.92%
Downey	11	6,223,757.67	1.24
MIDAMERICA	3	1,562,360.00	0.31
Suntrust	381	224,372,074.16	44.54

Total:	916	$503,793,112.97	100.00%